UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2024

UNICYCIVE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40582	81-3638692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 El Camino Real, Suite 210 Los Altos, CA	94022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 351-4495

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UNCY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 13, 2024, Unicycive Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), 50,000 shares of its Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B-1 Preferred Stock”), at a purchase price of $1,000 per share with an initial conversion price of $1.00 per share, subject to adjustment (the “Conversion Price”), for an aggregate purchase price of $50 million.

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Voting Preferred Stock, which is filed as Exhibit 3.1 to this Current Report on Form 8-K (the “Certificate of Designation”), each share of Series B-1 Preferred Stock is, subject to the Stockholder Approval (as defined below), convertible into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and, if applicable, shares of Series B-2 Convertible Preferred Stock, par value $0.001 per share of the Company (“Series B-2 Preferred Stock”) in an amount of shares equal to the Liquidation Preference (as defined below) divided by the Conversion Price

Subject to the terms and limitations contained in the Certificate of Designation, the Series B-1 Preferred Stock issued in the Private Placement will not become convertible until the Company’s stockholders approve the issuance Common Stock upon conversion of the Series B Preferred Stock (as defined below) in excess of 19.99% of the Common Stock outstanding on the closing date (the “Stockholder Approval”). On the tenth (10th) Trading Day (as defined in the Certificate of Designation) following the announcement of the Stockholder Approval, each share of Series B-1 Preferred Stock shall automatically convert into Common Stock and if applicable, Series B-2 Preferred Stock. Subject to the limitations set forth in the Certificate of Designation, at the option of the holder, each share of Series B-2 Preferred Stock shall be convertible into shares of Common Stock in an amount of shares equal to the Liquidation Preference (as defined below) divided by the Conversion Price.

The closing of the Offering is expected to take place on or about March 18, 2024, subject to the satisfaction of customary closing conditions. The gross proceeds of the Private Placement are expected to be $50 million, prior to deducting Placement Agents (as defined below) fees and other Private Placement expenses. The Company intends to use the net proceeds from the Private Placement will be used to support the advancement of the Company’s clinical development pipeline and general working capital.

Pursuant to the Purchase Agreement, as soon as practicable following the receipt of the Stockholder Approval (the “Filing Date”) (and in any event no later than fifteen (15) days thereafter), the Company shall file a registration statement on Form S-3 providing for the resale by the Investors of the Common Stock issuable upon conversion of the Series B Preferred Stock (the “Registrable Shares”) and to use commercially reasonable efforts to have the registration statement declared effective within thirty (30) days following the Filing Date (or, in the event that the staff of the Securities and Exchange Commission (“SEC”) reviews and has written comments to such registration statement, within ninety (90) days following the Filing Date). The Company further agrees to take and all steps necessary to keep such registration statement effective at all times until all Registrable Shares have been resold, or there remains no Registrable Shares.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and the placement agents expressly named as third-party beneficiaries thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The securities issued in the Private Placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered the securities may not be offered or sold absent registration or availability of an applicable exemption from registration. There is no established public trading market for the Series B Preferred Stock, and the Company does not intend to list such securities on any national securities exchange or nationally recognized trading system.

Leerink Partners and Piper Sandler & Co. are acting as the placement agents (collectively, the “Placement Agents”) for the Private Placement. The Company has agreed to pay the Placement Agents a cash fee equal to the aggregate of seven percent (7.0%) of the gross proceeds in the Private Placement and reimburse certain expenses of the Placement Agents.

The form of Purchase Agreement, is filed as 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summaries of the terms of the Certificate of Designation, the Series B Preferred Stock, and the Common Stock, and the terms of the Purchase Agreement are subject to, and qualified in their entirety by, the full text of such documents, where applicable, which are incorporated herein by reference. No statement in this report or the attached exhibits is an offer to sell or a solicitation of an offer to purchase the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Series B Preferred Stock are being sold and, upon conversion, the Common Stock will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public Private Placement and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B-1 Preferred Stock

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03.

Pursuant to the terms of the Purchase Agreement, on March 14, 2024, the Company filed the Certificate of Designation with the Delaware Secretary of State designating 50,000 shares of its authorized and unissued preferred stock as Series B-1 Preferred Stock (“Series B-1 Preferred Stock”) and 50,000 shares of Series B-2 Preferred Stock (“Series B-2 Preferred Stock,” together with the Series B-1 Preferred Stock, the “Series B Preferred Stock” ), each with a stated value of $1,000 per share (the “Original Per Share Price”). The Certificate of Designation sets forth the rights, preferences and limitations of the shares of Series B Preferred Stock. Terms not otherwise defined in this item shall have the meanings given in the Certificate of Designation.

The following is a summary of the terms of the Series B Preferred Stock:

Stated Value: the Series B Preferred Stock has a Stated Value of $1,000 per share.

Dividends. Dividends will accrue, on all issued and outstanding shares of Series B Preferred Stock, prior to and in preference to all other shares of capital stock of the Company, at an annual rate of eight percent (8%) compounded annually on the Original Per Share Price (plus any such accreted compounded amounts); provided that such annual dividend rate shall increase to fourteen percent (14%) if the Stockholder Approval is not obtained at the first meeting of stockholders following the Issuance Date (collectively, the “Accruing Dividends”). Such Accruing Dividends are to be paid monthly (including for any partial months) on the last day of each month beginning in the month of the Issuance Date according to the wiring instructions provided by the Holder.

At all times following the Issuance Date, while shares of Series B Preferred Stock are issued and outstanding, holders of Series B Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-Common-Stock basis and without regard to any limitations on conversion set forth herein or otherwise) to and in the same form as dividends (other than dividends in the form of Common Stock, which shall be made in accordance with the terms of the Certificate of Designation) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock, which shall be made in accordance with the terms of the Certificate of Designation) are paid on shares of the Common Stock.

Voting Rights. Subject to certain limitations described in the Certificate of Designation, the Series B Preferred Stock is voting stock. Holders of the Series B Preferred Stock are entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock basis. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series B Preferred Stock will be entitled to one vote for each whole share of Common Stock into which their Series B Preferred Stock is then-convertible on all matters submitted to a vote of stockholders.

Unless and until the Company has obtained the Stockholder Approval, the number of shares of Common Stock that shall be deemed issued upon conversion of the Series B Preferred Stock (for purposes of calculating the number of aggregate votes that the holders of Series B Preferred Stock are entitled to on an as-converted basis) will be equal to that number of shares equal to 19.9% of the Company’s outstanding Common Stock as of the Signing Date (excluding for purposes of the calculation, any securities issued on the Signing Date) (the “Cap”), which each such holder being able to vote the number of shares of Series B Preferred Stock held by it relative to the total number of shares of Series B Preferred Stock then outstanding multiplied by the Cap. Notwithstanding the foregoing, the holders of the Series B Preferred Stock are not entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock-basis with regard to the approval of the issuance of Common Stock upon conversion of the Series B Preferred Stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a change of control transaction, or Deemed Liquidation Event (any such event, a “Liquidation”) the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or the other proceeds available for distribution to stockholders, before any payment shall be made to the holders of any other shares of capital stock of the Company by reason of their ownership thereof, an amount per share equal to the greater of (i) one times (1x) the Original Per Share Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Liquidation Preference”) or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock (without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise) immediately prior to such Liquidation (the amount payable pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”). If upon any such Liquidation, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full Liquidation Preference, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After the payment in full of all Series B Liquidation Amount, the remaining assets of the Company available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Series B Preferred Stock pursuant to the Certificate of Designation shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

Following the Stockholder Approval, upon any Liquidation, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series B Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Series B Preferred Stock as if they had been converted to Common Stock pursuant to the terms of the Certificate of Designation immediately prior to such Liquidation, without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise.

Conversion. Subject to the terms and limitations contained in the Certificate of Designation, the Series B-1 Preferred Stock issued in the Private Placement will not become convertible prior to the receipt of the Stockholder Approval. On the tenth (10th) Trading Day following the announcement of the Stockholder Approval, each share of Series B-1 Preferred Stock shall automatically convert into Common Stock and if applicable, Series B-2 Preferred Stock in an amount of shares equal to the Liquidation Preference (as defined above) divided by the Conversion Price. At the option of the holder, each share of Series B-2 Preferred Stock shall be convertible into in an amount of shares equal to the Liquidation Preference (as defined above) divided by the Conversion Price.

The foregoing summary of the terms of the Series B Preferred Stock is qualified in its entirety by reference to the text of the Certificate of Designation, which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On March 13, 2024, the Company issued a press release announcing the Private Placement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Voting Preferred Stock
10.1*	Securities Purchase Agreement, dated March 13, 2024, by and between Unicycive Therapeutics, Inc. and the purchasers named therein
99.1	Press release dated March 14, 2024
104	Cover Page Interactive Data File

*	The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule (or similar attachments) to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2024	UNICYCIVE THERAPEUTICS, INC.

/s/ Shalabh Gupta
Shalabh Gupta
Chief Executive Officer